UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement.

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive Proxy Statement.

☒ Definitive Additional Materials.

☐ Soliciting Material Pursuant to ss.240.14a-12.

MADISON COVERED CALL & EQUITY STRATEGY FUND

(Names of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee Required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:_____________________________________________
(2) Aggregate number of securities to which transaction applies:_____________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 240.0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________

(4) Proposed maximum aggregate value of transaction:____________________________________________________
(5) Total fee paid:_____________________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:________________________________________________________________________
(2) Form, Schedule or Registration Statement No.:______________________________________________________
(3) Filing Party:_________________________________________________________________________________
(4) Date Filed:___________________________________________________________________________________

Good day,

We need your help so please vote now! At this time, we have no voting instruction for your Madison Covered Call & Equity Strategy Fund shares and the deadline to cast your vote is quickly approaching. It’s imperative that the Board hears from all shareholders and that your shares are represented regarding this important business matter.

The Board is recommending a vote in favor on all proposals, as described in detail in the proxy statement. Exercising your right to vote, regardless of the number of shares you own, is essential for the Madison Covered Call & Equity Strategy Fund to achieve the participation needed to successfully conduct the meeting and avoid an adjournment.

We would be happy to assist by answering any questions about the proposals and by recording a vote over the phone. Voting by telephone is the quickest way to participate and ensures that you receive a printed confirmation that your vote has been submitted.

PLEASE VOTE NOW BY CALLING
Number: 866-735-1577
Hours: Weekdays - 9:00am until 11:00pm and Saturdays - Noon to 6:00pm ET
Reference Number: <<GS Number>>

The shareholder meeting is scheduled to be held on Tuesday, October 15, 2024, so call us now to ensure that your vote is recorded!

<<Supervisor>>

<<GS Number>>

Computershare

1-866-704-4437

480 Washington Blvd. Floor 26

Jersey City, NJ 07310+

www.cfs.computershare.com

| CERTAINTY | INGENUITY | ADVANTAGE |

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Computershare
480 Washington Blvd. Floor 26
Jersey City, NJ 07310